EXHIBIT 23.1

                      Consent of Indenpendent Accountants


     We hereby consent to the incorporation by reference in the Prospectuses consituting part of the Registration Statements on Form S-3 (Nos. 333-11029, 333-11031 and 333-17453), and Form S-8 (Nos. 33-56354, 33-70632, 33-72752,
33-83956, 333-06733, 33-94756, 333-03532,  333-06939) of HFS Incorporated of our
report dated April 25, 1996 relating to the consolidated financial statements of Avis, Inc., which appears in the Current Report on Form 8-K, as amended, of HFS Incorporated dated August 29, 1996.



Price Waterhouse LLP
New York, New York
March 21, 1997